Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

ARIDIS PHARMACEUTICALS, INC.

ARTICLE I

The name of the Corporation is Aridis Pharmaceuticals, Inc.

ARTICLE II

The address of its registered offices in the state of Delaware is 160 Greentree Drive, Suite 101, Dover, DE in the county of Kent.  The name of its Registered Agent at such address is National Registered Agents, Inc.

ARTICLE III

The purpose of the Corporation shall be to engage in and transact any and all lawful business.

ARTICLE IV

A.   Number and Class of Shares Authorized; Par Value.

The Corporation is authorized to issue the following shares of capital stock:

(1) Common Stock. The aggregate number of shares of common stock (referred to in this Certificate of Incorporation as “Common Stock”) which the Corporation shall have authority to issue is 200,000,000 with a par value of $0.0001 per share.

(2) Preferred Stock. The aggregate number of shares of preferred stock (referred to in this Certificate of Incorporation as “Preferred Stock”) which the Corporation shall have authority to issue is 20,000,000 with a par value of $.0001 per share.

B.   Description of Shares of Preferred Stock.

The terms, preferences, limitations and relative rights of the shares of Preferred Stock are as follows:

(1) The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited (including, by way of illustration and not limitation, in excess of one vote per share), or without voting powers, and with such designations, preferences and relative participating, option or other rights, qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following:

(a) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors; and

(b) The rate and manner of payment of dividends payable on shares of such series, including the dividend rate, date of declaration and payment, whether dividends shall be cumulative, and the conditions upon which and the date from which such dividends shall be cumulative; and

(c) Whether shares of such series shall be redeemed, the time or times when, and the price or prices at which, shares of such series shall be redeemable, the redemption price, the terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares; and

(d) The amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; and

(e) The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock, other securities, or shares of any other class or series of Preferred Stock and the terms and conditions of such conversion or exchange; and

(f) The voting rights, if any, and whether full or limited, of the shares of such series, which may include no voting rights, one vote per share, or such higher number of votes per share as may be designated by the Board of Directors; and

(g) The preemptive or preferential rights, if any, of the holders of shares of such series to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Corporation, whether or not convertible into shares of stock with the Corporation.

(2) Except in respect of the relative rights and preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of Preferred Stock shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series. When payment of the consideration for which shares of Preferred Stock are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable.

C.   Common Stock Voting Rights.

Each record holder of Common Stock shall be entitled to one vote for each share held.

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Holders of Common Stock shall have no cumulative voting rights in any election of directors of the Corporation.

ARTICLE V

The number of directors of this Corporation shall be the number from time to time fixed by or in the manner provided in the by-laws, but at no time shall said number of directors be less than one (1).

ARTICLE VI

The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the Statutes of the State of Delaware, as the same may be amended and supplemented.

ARTICLE VII

The Corporation shall, to the fullest extent permitted by the Statutes of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

ARTICLE VIII

From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article VIII.

ARTICLE IX

The power to adopt, alter, amend or repeal bylaws shall be vested in the Board of Directors.

ARTICLE X

The name and mailing address of the incorporator is: Jeffrey Fessler, Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, NY 10006

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I, the Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 21st day of May 2014.

/s/ Jeffrey Fessler
Jeffrey Fessler
Sole Incorporator

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ARIDIS PHARMACEUTICALS, INC.

ARIDIS PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The original Certificate of Incorporation of the Corporation (the “Original Filing”) was filed with the Secretary of State of Delaware on May 21, 2014.

SECOND: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates, integrates and amends the provisions of the Original Certificate. The Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and approved by the stockholders at the regularly scheduled annual meeting of the stockholders of the Corporation.

THIRD: The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference and hereby supersedes and replaces the Original Certificate in its entirety.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate to be signed by a duly authorized officer of the Corporation this 23rd day of December 2015.

ARIDIS PHARMACEUTICALS, INC.

By:	/s/ Vu Truong
	Name:	Vu Truong
	Title:	Chief Executive Officer

Exhibit A

ARTICLE I

The name of the Corporation is Aridis Pharmaceuticals, Inc.

ARTICLE II

The address of its registered offices in the state of Delaware is 160 Greentree Drive, Suite 101, Dover, DE in the county of Kent.  The name of its Registered Agent at such address is National Registered Agents, Inc.

ARTICLE III

The purpose of the Corporation shall be to engage in and transact any and all lawful business.

ARTICLE IV

A.   Number and Class of Shares Authorized; Par Value.

The Corporation is authorized to issue the following shares of capital stock:

(1) Common Stock. The aggregate number of shares of common stock (referred to in this Certificate of Incorporation as “Common Stock”) which the Corporation shall have authority to issue is 100,000,000 with a par value of $0.0001 per share.

(2) Preferred Stock. The aggregate number of shares of preferred stock (referred to in this Certificate of Incorporation as “Preferred Stock”) which the Corporation shall have authority to issue is 20,000,000 with a par value of $.0001 per share.

B.   Description of Shares of Preferred Stock.

The terms, preferences, limitations and relative rights of the shares of Preferred Stock are as follows:

(1) The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited (including, by way of illustration and not limitation, in excess of one vote per share), or without voting powers, and with such designations, preferences and relative participating, option or other rights, qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following:

(a) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors; and

(b) The rate and manner of payment of dividends payable on shares of such series, including the dividend rate, date of declaration and payment, whether dividends shall be cumulative, and the conditions upon which and the date from which such dividends shall be cumulative; and

(c) Whether shares of such series shall be redeemed, the time or times when, and the price or prices at which, shares of such series shall be redeemable, the redemption price, the terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares; and

(d) The amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; and

(e) The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock, other securities, or shares of any other class or series of Preferred Stock and the terms and conditions of such conversion or exchange; and

(f) The voting rights, if any, and whether full or limited, of the shares of such series, which may include no voting rights, one vote per share, or such higher number of votes per share as may be designated by the Board of Directors; and

(g) The preemptive or preferential rights, if any, of the holders of shares of such series to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Corporation, whether or not convertible into shares of stock with the Corporation.

(2) Except in respect of the relative rights and preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of Preferred Stock shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series. When payment of the consideration for which shares of Preferred Stock are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable.

C.   Common Stock Voting Rights.

Each record holder of Common Stock shall be entitled to one vote for each share held. Holders of Common Stock shall have no cumulative voting rights in any election of directors of the Corporation.

ARTICLE V

The number of directors of this Corporation shall be the number from time to time fixed by or in the manner provided in the by-laws, but at no time shall said number of directors be less than one (1).

ARTICLE VI

The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the Statutes of the State of Delaware, as the same may be amended and supplemented.

ARTICLE VII

The Corporation shall, to the fullest extent permitted by the Statutes of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

ARTICLE VIII

From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article VIII.

ARTICLE IX

The power to adopt, alter, amend or repeal bylaws shall be vested in the Board of Directors.

STATE OF DELAWARE

CERTIFICATE OF CORRECTION OF

Aridis Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST.—The name of this Corporation is ARIDIS PHARMACEUTICALS, INC. (the “Corporation”).

SECOND.—That an Amended and Restated Certificate of Incorporation was filed by the Secretary of State of Delaware on December 23, 2015 and that said Certificate requires correction as permitted by Section 103.

THIRD.—The inaccuracy or defect of said Certificate is:  Section A of Article IV as stated was incomplete due to inadvertent failure to designate a class of preferred stock.

FOURTH.— Article IV of the Certificate is corrected in its entirety to read as follows:

ARTICLE IV

A.   Number and Class of Shares Authorized; Par Value.

The Corporation is authorized to issue the following shares of capital stock:

(1) Common Stock. The aggregate number of shares of common stock (referred to in this Certificate of Incorporation as “Common Stock”) which the Corporation shall have authority to issue is 100,000,000 with a par value of $0.0001 per share.

(2) Preferred Stock.

(i)               The aggregate number of shares of preferred stock (referred to in this Certificate of Incorporation as “Preferred Stock”) which the Corporation shall have authority to issue is 20,000,000 with a par value of $.0001 per share.

(ii)            8,828,020 shares of Preferred Stock shall be designated Series A Preferred Stock, attached hereto as Exhibit A.

B.   Description of Shares of Preferred Stock.

The terms, preferences, limitations and relative rights of the shares of Preferred Stock are as follows:

(1) The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited (including, by way of illustration and not limitation, in excess of one vote per share), or without voting powers, and with such designations, preferences and relative participating, option or other rights, qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following:

(a) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors; and

(b) The rate and manner of payment of dividends payable on shares of such series, including the dividend rate, date of declaration and payment, whether dividends shall be cumulative, and the conditions upon which and the date from which such dividends shall be cumulative; and

(c) Whether shares of such series shall be redeemed, the time or times when, and the price or prices at which, shares of such series shall be redeemable, the redemption price, the terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares; and

(d) The amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; and

(e) The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock, other securities, or shares of any other class or series of Preferred Stock and the terms and conditions of such conversion or exchange; and

(f) The voting rights, if any, and whether full or limited, of the shares of such series, which may include no voting rights, one vote per share, or such higher number of votes per share as may be designated by the Board of Directors; and

(g) The preemptive or preferential rights, if any, of the holders of shares of such series to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Corporation, whether or not convertible into shares of stock with the Corporation.

(2) Except in respect of the relative rights and preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of Preferred Stock shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series. When payment of the consideration for which shares of Preferred Stock are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable.

C.   Common Stock Voting Rights.

Each record holder of Common Stock shall be entitled to one vote for each share held. Holders of Common Stock shall have no cumulative voting rights in any election of directors of the Corporation.

IN WITNESS WHEREOF, I have signed my name and make this Certificate and affirm that the statements herein are true under the penalties of perjury this 12th day of August, 2016.

/s/ Vu Truong
Vu Truong, CEO

Amendment No 1. to

AMENDED AND RESTATED CERTIFICATE OF INCORPOR ATION

OF

ARIDIS  PHARMACEUTICALS, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the  State  of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Aridis Pharmaceuticals,  Inc.  resolutions  were  duly adopted setting forth a  proposed  amendment  of  the  Amended  and  Restated  Certificate  of  Incorporation  of  said  corporation, as amended and restated and corrected to date (the “Certificate”), declaring said amendment to  be  advisable.  The resolution  setting  forth  the  proposed  amendment  is as follows:

RESOLVED, that the Certificate be amended by amending and restating Section A(2) of Article IV thereof so that, as amended and restated, said Section A(2) of Article IV shall be and read as  follows:

“(2) The aggregate number of shares of preferred stock (referred to in this Certificate of Incorporation as “Preferred Stock”) which the Corporation shall have authority to issue is 60,000,000 with a par value of $.0001  per share.”

SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation  Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 12th day of August, 2016.

ARIDIS PHARMACEUTICALS, INC.
/s/ Vu Truong
Vu Truong
Chief Executive Officer

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